UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

November 1, 2021

Codiak BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39615	47-4926530
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

35 CambridgePark Drive, Suite 500

Cambridge, MA 02140

(Address of principal executive offices and zip code)

(617) 949-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CDAK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 1, 2021, Codiak BioSciences, Inc. (the “Company”) and Lonza Rockland, Inc. (“Lonza”) entered into an Asset Purchase Agreement (the “APA”) pursuant to which Lonza will acquire Codiak’s exosome manufacturing facility and related assets, and sublease the premises, located at 4 Hartwell Place, Lexington, MA 02421. As consideration for the asset purchase, the Company shall receive approximately $65.0 million worth of exosome manufacturing services for its clinical programs for four years. The closing is expected to occur within two weeks of the execution of the APA (the “Closing”). At the Closing, it is expected that certain specialized manufacturing and quality personnel of the Company will become employees of Lonza.

In connection with, and as consideration for the APA, at the Closing, the Company and Lonza shall enter into a Manufacturing Services Agreement (the “MSA”). Pursuant to the MSA, Lonza will become the exclusive manufacturing partner for future clinical and commercial manufacturing of the Company’s exosome products pipeline.

In connection with, and at the Closing, the Company and Lonza shall enter into a Licensing and Collaboration Agreement (the “License”). Pursuant to the License, the Company shall grant Lonza a worldwide, exclusive and sub-licensable license to the Company’s high-throughput exosome manufacturing intellectual property in the contract development and manufacturing field. Pursuant to the License, the Company is eligible to receive from Lonza a double-digit percentage of future sublicensing revenues. The Company shall retain its pipeline of therapeutic candidates and core exosome engineering, drug-loading expertise and related intellectual property. The companies will collaborate to establish a joint Center of Excellence for further development of exosome manufacturing technology, with a shared oversight committee. The Center of Excellence will leverage the strengths of both companies to pursue developments in exosome production, purification and analytics.

The foregoing summaries of certain terms of the APA, MSA and License do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of the APA, MSA and License, which the Company plans to file as exhibits to its Annual Report on Form 10-K for the year ending December 31, 2021 and are incorporated by reference herein.

A press release announcing the foregoing transactions is attached hereto as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release, dated November 2, 2021, by Codiak BioSciences, Inc. and Lonza Rockland, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2021	Codiak BioSciences, Inc.

	By:	/s/ Douglas E. Williams
	Name:	Douglas E. Williams, Ph.D.
	Title:	Chief Executive Officer and President